EXHIBIT 10.50




                              AMENDED AND RESTATED
                                CREDIT AGREEMENT


                                     BETWEEN


                     WELLS FARGO BANK, NATIONAL ASSOCIATION


                                       AND


                          AMERICAN ECOLOGY CORPORATION


                                      DATED


                                  MAY 25, 2005

                                   TABLE OF CONTENTS


ARTICLE 1 - DEFINITIONS AND ACCOUNTING TERMS. . . . . . . . . . . . . . . . . . . .   6
     1.1     Defined Terms. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     1.2     Accounting Terms . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

ARTICLE 2 - LOANS AND TERMS OF PAYMENT. . . . . . . . . . . . . . . . . . . . . . .  11
     2.1     Revolving Credit . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
             2.1.1     Manner of Requesting.. . . . . . . . . . . . . . . . . . . .  11
             2.1.2     Interest on the Revolving Loans. . . . . . . . . . . . . . .  12
             2.1.3     Revolving Note . . . . . . . . . . . . . . . . . . . . . . .  13
             2.1.4     Repayment. . . . . . . . . . . . . . . . . . . . . . . . . .  13
             2.1.5     Commitment Fee . . . . . . . . . . . . . . . . . . . . . . .  13
             2.1.6     Origination Fee. . . . . . . . . . . . . . . . . . . . . . .  13
             2.1.7     Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . .  13
     2.2     Letters of Credit. . . . . . . . . . . . . . . . . . . . . . . . . . .  14
             2.2.1     Applications . . . . . . . . . . . . . . . . . . . . . . . .  14
             2.2.2     Facility Termination . . . . . . . . . . . . . . . . . . . .  14
             2.2.3     Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
             2.2.4     Form . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
             2.2.5     Reimbursement. . . . . . . . . . . . . . . . . . . . . . . .  14
             2.2.6     Reimbursement Obligations Absolute . . . . . . . . . . . . .  14
     2.3     Method of Payment. . . . . . . . . . . . . . . . . . . . . . . . . . .  15
     2.4     Prepayments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
     2.5     Late Charges and Default Interest. . . . . . . . . . . . . . . . . . .  15
     2.6     Additional Interest Rate Provisions. . . . . . . . . . . . . . . . . .  15
             2.6.1     Unavailable LIBOR Loans. . . . . . . . . . . . . . . . . . .  15
             2.6.2     Unlawful LIBOR Loans . . . . . . . . . . . . . . . . . . . .  15
             2.6.3     Increased Cost . . . . . . . . . . . . . . . . . . . . . . .  16
             2.6.4     Computation of Interest. . . . . . . . . . . . . . . . . . .  16
     2.7     LIBOR Loan Extensions and Conversions. . . . . . . . . . . . . . . . .  16
     2.8     Minimum LIBOR Loan Requirements. . . . . . . . . . . . . . . . . . . .  16
     2.9     Funding Loss Indemnification . . . . . . . . . . . . . . . . . . . . .  17
     2.10    Taxes on Payments. . . . . . . . . . . . . . . . . . . . . . . . . . .  17

ARTICLE 3 - CONDITIONS PRECEDENT. . . . . . . . . . . . . . . . . . . . . . . . . .  17
     3.1     Initial Advance. . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
             3.1.1     Revolving Note . . . . . . . . . . . . . . . . . . . . . . .  17
             3.1.2     Guaranty . . . . . . . . . . . . . . . . . . . . . . . . . .  17
             3.1.3     New Guaranties . . . . . . . . . . . . . . . . . . . . . . .  18
             3.1.4     Evidence of Insurance. . . . . . . . . . . . . . . . . . . .  18
             3.1.5     Opinion of Counsel for Borrower and Guarantor. . . . . . . .  18
             3.1.6     Evidence of all Corporate Action by Borrower . . . . . . . .  18
             3.1.7     Certificates of Existence for Borrower . . . . . . . . . . .  18


                                      -i-

             3.1.8     Articles of Incorporation and Bylaws of Borrower . . . . . .  18
             3.1.9     Evidence of all Corporate Action by Guarantor. . . . . . . .  18
             3.1.10    Certificates of Existence for Guarantor. . . . . . . . . . .  18
             3.1.11    Articles of Incorporation and Bylaws of Guarantor. . . . . .  18
             3.1.12    Certificates of Assumed Business Name. . . . . . . . . . . .  18
             3.1.13    Letter to Accountants. . . . . . . . . . . . . . . . . . . .  18
             3.1.14    Public Record Searches . . . . . . . . . . . . . . . . . . .  19
             3.1.15    Payment of Origination Fee . . . . . . . . . . . . . . . . .  19
             3.1.16    Additional Documents . . . . . . . . . . . . . . . . . . . .  19
     3.2     All Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
             3.2.1     Take-Down Certification. . . . . . . . . . . . . . . . . . .  19
             3.2.2     Other Documents. . . . . . . . . . . . . . . . . . . . . . .  19

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . . . . .  19
     4.1     Organization, Good Standing, and Due Qualification . . . . . . . . . .  19
     4.2     Power and Authority. . . . . . . . . . . . . . . . . . . . . . . . . .  19
     4.3     Legally Enforceable Agreement. . . . . . . . . . . . . . . . . . . . .  20
     4.4     Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . .  20
     4.5     Labor Disputes and Casualties. . . . . . . . . . . . . . . . . . . . .  20
     4.6     Other Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
     4.7     No Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
     4.8     No Defaults on Outstanding Judgments or Orders . . . . . . . . . . . .  21
     4.9     Ownership and Liens. . . . . . . . . . . . . . . . . . . . . . . . . .  21
     4.10    Employee Benefits. . . . . . . . . . . . . . . . . . . . . . . . . . .  21
     4.11    Operation of Business. . . . . . . . . . . . . . . . . . . . . . . . .  21
     4.12    Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
     4.13    Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
     4.14    Environmental Matters. . . . . . . . . . . . . . . . . . . . . . . . .  22
     4.15    Investment Company Act . . . . . . . . . . . . . . . . . . . . . . . .  22
     4.16    Subsidiaries and Ownership of Stock. . . . . . . . . . . . . . . . . .  22

ARTICLE 5 - AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . .  23
     5.1     Maintenance of Existence . . . . . . . . . . . . . . . . . . . . . . .  23
     5.2     Maintenance of Records . . . . . . . . . . . . . . . . . . . . . . . .  23
     5.3     Maintenance of Properties. . . . . . . . . . . . . . . . . . . . . . .  23
     5.4     Conduct of Business. . . . . . . . . . . . . . . . . . . . . . . . . .  23
     5.5     Maintenance of Insurance . . . . . . . . . . . . . . . . . . . . . . .  23
     5.6     Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . .  23
     5.7     Right of Inspection. . . . . . . . . . . . . . . . . . . . . . . . . .  23
     5.8     Reporting Requirements.. . . . . . . . . . . . . . . . . . . . . . . .  24
             5.8.1     Annual Financial Statements. . . . . . . . . . . . . . . . .  24
             5.8.2     Management Letters . . . . . . . . . . . . . . . . . . . . .  24
             5.8.3     Notice of Litigation . . . . . . . . . . . . . . . . . . . .  24
             5.8.4     Notice of Defaults and Events of Default . . . . . . . . . .  24
             5.8.5     ERISA Reports. . . . . . . . . . . . . . . . . . . . . . . .  24
             5.8.6     Reports to Other Creditors . . . . . . . . . . . . . . . . .  24


                                      -ii-

             5.8.7     SEC Reports. . . . . . . . . . . . . . . . . . . . . . . . .  25
             5.8.8     Compliance Certificate . . . . . . . . . . . . . . . . . . .  25
             5.8.9     General Information. . . . . . . . . . . . . . . . . . . . .  25
     5.9     Environment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
     5.10    Reimbursement of Lender Expenses . . . . . . . . . . . . . . . . . . .  25
     5.11    Bank Accounts. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

ARTICLE 6 - NEGATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . .  26
     6.1     Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
     6.2     Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
     6.3     Mergers or Reorganization. . . . . . . . . . . . . . . . . . . . . . .  27
     6.4     Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
     6.5     Sale and Leaseback . . . . . . . . . . . . . . . . . . . . . . . . . .  27
     6.6     Dividends. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
     6.7     Sale of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
     6.8     Investments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
     6.9     Guaranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
     6.10    ERISA Plans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
     6.11    Transactions With Affiliates . . . . . . . . . . . . . . . . . . . . .  28
     6.12    Change of Name . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     6.13    Change in Management . . . . . . . . . . . . . . . . . . . . . . . . .  29
     6.14    Accounting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     6.15    Location of Chief Executive Office . . . . . . . . . . . . . . . . . .  29

ARTICLE 7 - FINANCIAL COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     7.1     Fixed Charge Coverage Ratio. . . . . . . . . . . . . . . . . . . . . .  29
     7.2     Leverage Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
     7.3     Current Ratio. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
     7.4     Funded Debt Ratio. . . . . . . . . . . . . . . . . . . . . . . . . . .  30

ARTICLE 8 - EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
     8.1     Events of Default. . . . . . . . . . . . . . . . . . . . . . . . . . .  30
             8.1.1     Payment Failure. . . . . . . . . . . . . . . . . . . . . . .  30
             8.1.2     Misrepresentation. . . . . . . . . . . . . . . . . . . . . .  30
             8.1.3     Performance Failure. . . . . . . . . . . . . . . . . . . . .  30
             8.1.4     Failure to Pay Debts . . . . . . . . . . . . . . . . . . . .  30
             8.1.5     Insolvency . . . . . . . . . . . . . . . . . . . . . . . . .  30
             8.1.6     Judgments. . . . . . . . . . . . . . . . . . . . . . . . . .  31
             8.1.7     Guaranty . . . . . . . . . . . . . . . . . . . . . . . . . .  31
             8.1.8     ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
             8.1.9     Environmental Lien . . . . . . . . . . . . . . . . . . . . .  31
             8.1.10    Material Misrepresentation . . . . . . . . . . . . . . . . .  32
             8.1.11    Agreement Unenforceable. . . . . . . . . . . . . . . . . . .  32
     8.2     Cure of Event of Default . . . . . . . . . . . . . . . . . . . . . . .  32


                                      -iii-

ARTICLE 9 - BANK'S RIGHTS AND REMEDIES. . . . . . . . . . . . . . . . . . . . . . .  32
     9.1     Specific Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . .  32
             9.1.1     Terminate Loans. . . . . . . . . . . . . . . . . . . . . . .  32
             9.1.2     Acceleration . . . . . . . . . . . . . . . . . . . . . . . .  32
             9.1.3     Terminate Agreement. . . . . . . . . . . . . . . . . . . . .  32
             9.1.4     Lender Expenses. . . . . . . . . . . . . . . . . . . . . . .  32
             9.1.5     Attorney-in-Fact . . . . . . . . . . . . . . . . . . . . . .  32
             9.1.6     Other Remedies . . . . . . . . . . . . . . . . . . . . . . .  32
     9.2     Set Off. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
     9.3     Cumulative Remedies. . . . . . . . . . . . . . . . . . . . . . . . . .  33
     9.4     Arbitration. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
             9.4.1     Arbitration. . . . . . . . . . . . . . . . . . . . . . . . .  33
             9.4.2     Governing Rules. . . . . . . . . . . . . . . . . . . . . . .  33
             9.4.3     No Waiver of Provisional Remedies, Self-Help and Foreclosure  33
             9.4.4     Arbitrator Qualifications and Powers . . . . . . . . . . . .  34
             9.4.5     Discovery. . . . . . . . . . . . . . . . . . . . . . . . . .  34
             9.4.6     Class Proceedings and Consolidations . . . . . . . . . . . .  34
             9.4.7     Payment Of Arbitration Costs And Fees. . . . . . . . . . . .  34
             9.4.8     Real Property Collateral . . . . . . . . . . . . . . . . . .  34
             9.4.9     Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . .  34

ARTICLE 10 - MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
     10.1     Amendments, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
     10.2     Notices, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
     10.3     No Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
     10.4     Successors and Assigns. . . . . . . . . . . . . . . . . . . . . . . .  36
     10.5     Integration . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
     10.6     Application of Payments . . . . . . . . . . . . . . . . . . . . . . .  36
     10.7     Continuing Warranties, Representations and Covenants. . . . . . . . .  36
     10.8     Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
     10.9     Choice of Law and Venue . . . . . . . . . . . . . . . . . . . . . . .  36
     10.10    Severability of Provisions. . . . . . . . . . . . . . . . . . . . . .  37
     10.11    Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
     10.12    Jury Trial Waiver . . . . . . . . . . . . . . . . . . . . . . . . . .  37
     10.13    Destruction of Borrower's Documents . . . . . . . . . . . . . . . . .  37
     10.14    Participations. . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
             10.14.1     Consent. . . . . . . . . . . . . . . . . . . . . . . . . .  37
             10.14.2     Lead Lender. . . . . . . . . . . . . . . . . . . . . . . .  38
     10.15     Effective Date . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
     10.16     Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38


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
EXHIBITS TO CREDIT AGREEMENT

EXHIBIT NO.     EXHIBIT DESCRIPTION
-----------     -------------------

2.1.1.1         Authorized Persons
2.1.1.2         LIBOR Loan Request Form
2.1.3           Form of Revolving Note
3.1.4           Form of Opinion of Counsel for Borrower and Guarantors
3.1.12          Form of Letter to Accountants
4.16            Debt
4.17            Subsidiaries
6.1             Permitted Liens
6.10            ERISA Plans

                                CREDIT AGREEMENT

          THIS CREDIT AGREEMENT is entered into effective as of the 25th day of May, 2005, between WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank") and AMERICAN ECOLOGY CORPORATION, a Delaware corporation ("Borrower").

                                    RECITALS:

          1. Borrower and Bank, through its predecessor in interest, First Security Bank, N.A., entered into a Credit Agreement dated August 17, 2000 (as amended, the "Credit Agreement").

          2. Borrower and Bank have entered into several amendments to the Credit Agreement.

          3. Borrower and Bank have agreed to amend and restate the Credit Agreement in order to consolidate the amendments to the Credit Agreement and to make miscellaneous other modifications to the Credit Agreement.

          4. Bank is willing to amend and restate the Credit Agreement in its entirety upon the terms and conditions of this Agreement.

          NOW THEREFORE, the parties agree that the Credit Agreement shall be amended and restated in its entirety as follows:

                                    AGREEMENT

                        DEFINITIONS AND ACCOUNTING TERMS

          DEFINED TERMS. As used in this Agreement, the following capitalized terms shall have the meanings defined below. Terms defined in the singular shall have the same meaning when used in the plural and vice versa. Certain other capitalized terms used only in specific sections of this Agreement are defined in such sections.

               "ADJUSTED LIBOR INTEREST RATE" means the rate per annum equal to the quotient of (i) the London Interbank Offered Rate divided by (ii) one (1) minus the Eurocurrency Reserve Requirement for the applicable Interest Period, rounded upward, if necessary, to the nearest one-sixteenth of one percent. "Eurocurrency Reserve Requirement" means, for any LIBOR Loan for any Interest Period therefor, the daily average of the stated maximum rate (expressed as a decimal) at which reserves (including any marginal, supplemental, or emergency reserves) are required to be maintained by Bank during such Interest Period under Regulation D of the Board of Governors of the Federal Reserve System, as amended or supplemented from time to time, against "Eurocurrency Liabilities" (as such term is used in Regulation D) but without benefit or credit of proration, exemptions, or offsets that might otherwise be available to Bank from time to time under Regulation D. Without limiting the effect of the foregoing, the Eurocurrency Reserve Requirement shall reflect any other reserves required to be maintained by Bank against (i) any category of liabilities that includes deposits by reference to which the Adjusted LIBOR Interest Rate for LIBOR Loans is to be determined; or (ii) any category of extension of credit or other assets that include LIBOR Loans.

               "AFFILIATE" means any Person (1) who directly or indirectly controls, or is controlled by, or is under common control with the Borrower; (2) who directly or indirectly beneficially owns or holds five percent (5%) or more of any class of voting stock of the Borrower; or (3) five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Borrower. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

               "AGREEMENT" means this Credit Agreement, as amended, supplemented, or modified from time to time.

               "BANK" means Wells Fargo Bank, National Association, its successors and assigns.

               "BASE RATE" means the rate per annum equal to the quotient of (i) the Daily LIBOR Rate divided by (ii) one (1) minus the Eurocurrency Reserve Requirement.

               "BASE RATE LOAN" means any loan under this Agreement bearing interest at a rate based upon the Base Rate.

               "BORROWER" means American Ecology Corporation, a Delaware corporation.

               "BUSINESS DAY" means a day other than Saturday or Sunday and a day on which commercial banks are required to be open for business in Boise, Idaho, under the laws of the state of Idaho, and, if the applicable day relates to a LIBOR Loan, Interest Period, or notice with respect to a LIBOR Loan, a day on which dealings in Dollar deposits are also carried on in the London Interbank market and banks are open for business in London.

               "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations and published interpretations thereof.

               "COMMITMENT AMOUNT" means Eight Million Dollars ($8,000,000), less the sum of (i) the aggregate stated amount of all Letters of Credit then outstanding and available for drawing, and (ii) the aggregate amount of unreimbursed drawings on Letters of Credit.

               "COMMONLY CONTROLLED ENTITY" means an entity, whether or not incorporated, that is under common control with a Borrower within the meaning of Section 414(b) or 414(c) of the Code.

               "DAILY LIBOR RATE" means the rate per annum for United States dollar deposits quoted by Bank as of 10:00 a.m. on each Business Day as the Inter-Bank Market Offered Rate, with the understanding that such rate is quoted by Bank for the purpose of calculating effective rates of interest for the loans making reference thereto, for delivery of funds on such Business Day for a one
(1) day period and in an amount approximately equal to the principal amount of the applicable Base Rate Loan. Borrower understands and agrees that Bank may base its quotation on the Inter-Bank Market Offered Rate upon such offers or other market indicators of the Inter-Bank Market as Bank in its discretion deems appropriate including, but not limited to, the rate offered for U.S. dollar deposits on the London Interbank Market.

               "ENVIRONMENTAL LAWS" shall mean and include, without limitation, the Resource Conversation and Recovery Act of 1976 (RCRA), 42 USC Sec.Sec. 6901 et. seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA) 42 USC Sec.Sec. 9601-9657, as amended by the Superfund Amendments and Reauthorization Act of 1986 (SARA), the Hazardous Materials Transportation Authorization Act of 1994, 49 USC Sec.Sec. 5101 et. seq., the Federal Water Pollution Control Act, 33 USC Sec.Sec. 1251 et. seq., the Clean Air Act, 42 USC Sec.Sec. 741 et. seq., the Clean Water Act, 33 USC Sec. 7401, the Toxic Substances Control Act, 15 USC Sec.Sec. 2601-2629, the Safe Drinking Water Act, 42 USC Sec.Sec. 300f-300j, and all amendments thereto, and legally enforceable rules, regulations, orders, and decrees promulgated thereunder, and any other local, state and/or federal laws, rules, regulations and ordinances, whether currently in existence or hereafter enacted, that govern, to the extent applicable to Borrower's businesses, properties and assets: (a) the existence, cleanup and/or remedy of contamination on property; (b) the protection of the environment from soil, air or water pollution, or from spilled, deposited or otherwise emplaced contamination; (c) the emission or discharge of Hazardous Substances into the environment; (d) the control of Hazardous Substances; or (e) the use, generation, transport, treatment, removal or recovery of Hazardous Substances.

               "ERISA" means the Employment Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, including any regulations issued in connection therewith.

               "EVENT OF DEFAULT" means the occurrence of any of the events set forth in Section 0 of this Agreement.

               "GAAP" means the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination consistently applied.

               "GUARANTOR" means, jointly and severally, US Ecology, Inc., a California corporation, Texas Ecologists, Inc., a Texas corporation, American Ecology Recycle Center, Inc., a Delaware corporation, American Ecology Environmental Services Corporation, a Texas corporation, American Ecology Services Corp., a Delaware corporation, US Ecology Idaho, Inc., a Delaware corporation, US Ecology Texas, L.P., a Texas limited partnership, US Ecology Nevada, Inc., a Delaware corporation, and US Ecology Washington, Inc., a Delaware corporation.

               "GUARANTY" means any guaranty of the Obligations executed by a Guarantor.

               "HAZARDOUS SUBSTANCE" means (a) any oil, petroleum products, flammable substance, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other wastes, materials or pollutants that (i) pose a hazard to Borrower's owned or leased real property or to persons on or about such real property or (ii) cause Borrower's owned or leased real property to be in violation of any Environmental Laws; (b) asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls, or radon gas; (c) any chemical, material or substance defined as or included in the definition of "toxic waste," "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," or "toxic substances" or words of similar import under any Environmental Laws; (d) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or agency or may or could pose a hazard to the health and safety of the occupants of Borrower's owned or leased real property or the owners and/or occupants of property adjacent to or surrounding such real property or any other person coming upon such real property or adjacent property; and (e) any other chemical, materials or substance that may or could pose a hazard to the environment and are or become subject to regulation by any Environmental Laws.

               "INTEREST PERIOD" means with respect to any LIBOR Loan, the period commencing on the date such loan is made and ending, as the Borrower may select, pursuant to this Agreement, on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, except that each such Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month; provided that if an Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended to the next Business Day unless such Business Day would fall in the next calendar month, in which event such Interest Period shall end on the immediately preceding Business Day.

               "LENDER EXPENSES" means all costs and expenses reasonably incurred by Bank in connection with the preparation, negotiation, execution, delivery, filing, and administration of the Loan Documents, and of any amendment, modification, extension, renewal or supplement to the Loan Documents, including, without limitation, the fees and out-of-pocket expenses of counsel for Bank, incurred in connection with advising Bank as to its rights and responsibilities hereunder and structuring, drafting, reviewing, amending, or otherwise involving the Loan Documents, and all costs and expenses, including court costs, incurred in connection with enforcement of the Loan Documents, or any amendment, modification, or supplement thereto, whether by negotiation, legal proceedings, or otherwise.

               "LETTER  OF  CREDIT"  has  the  meaning  set  forth in Section 0.

               "LETTER OF CREDIT COMMITMENT" means Bank's commitment to issue letters of credit from time to time in accordance with Section 0 of this Agreement.

               "LETTER OF CREDIT COMMITMENT AMOUNT" means Eight Million Dollars ($8,000,000), less the amount of the outstanding principal balance of the Revolving Loans.

               "LIBOR LOAN" means any loan under this Agreement bearing interest at a rate based upon Adjusted LIBOR Interest Rate.

               "LIEN" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement and/or interest or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

               "LOAN" means a Revolving Loan.

               "LOAN DOCUMENTS" means collectively this Agreement, any note executed by Borrower to the order of Bank and any other agreements or documents, whether now or hereafter existing, executed or delivered in connection with this Agreement or any amendment thereto, and any amendments, supplements, modifications, renewals, extensions, or refundings of any of the foregoing documents.

               "LONDON INTERBANK OFFERED RATE" means for any Interest Period for a LIBOR Loan the rate per annum for United States Dollar deposits quoted by Bank as the Inter-Bank Market Offered Rate, with the understanding that such rate is quoted by Bank for the purpose of calculating effective rates of interest for the loans making reference thereto, on the first day of an Interest Period for delivery of funds on said date for a period approximately equal to the number of days in the Interest Period and in an amount approximately equal to the principal amount to which such Interest Period applies. Borrower understands and agrees that Bank may base its quotation on the Inter-Bank Market Offered Rate upon such offers or other market indicators of the Inter-Bank Market as Bank in its discretion deems appropriate including, but not limited to, the rate offered for U.S. dollar deposits on the London Interbank Market.

               "MATURITY DATE" means June 15, 2007, or such other date as Bank and Borrower may agree upon in writing from time to time.

               "MULTIEMPLOYER PLAN" means a Plan described in Section 4001(a)(3) of ERISA.

               "OBLIGATIONS" means any and all loans, lines of credit, advances, letter of credit obligations, debts, overdrafts, liabilities, indebtedness, lease payments, guaranties, covenants, and duties owing by Borrower to Bank of any kind and description (whether advanced pursuant to or evidenced by the Loan Documents or any other instrument or agreement between Bank and Borrower), any debt, liability, or obligation owing by Borrower to others that Bank may have obtained by assignment or otherwise, any interest not paid when due, all Lender Expenses, and all renewals, extensions, and modifications of the foregoing, or any part thereof, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.

               "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

               "PERMITTED LIENS" shall have the meaning assigned to such term in
Section  0  of  this  Agreement.

               "PERSON" means an individual, partnership, limited liability company, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, or other entity of whatever nature.

               "PLAN" means any pension plan that is covered by Title IV of ERISA and in respect of which any Borrower or a Commonly Controlled Entity is an "employer" as defined in Section 3(5) of ERISA.

               "PRIME LOAN" means any loan under this Agreement bearing interest at a rate based upon the Prime Rate.

               "PRIME RATE" means the Bank's announced rate of interest referred to as its prime rate used as a reference point from which the cost of credit to customers may be calculated. The Prime Rate is subject to change from time to time. The Prime Rate is not intended to be the lowest rate of interest charged by the Bank to its borrowers, and Bank may make loans to other Persons bearing interest at, above, or below the Prime Rate.

               "PROHIBITED  TRANSACTION"  means  any  transaction  set  forth in
Section  406  of  ERISA  or  Section  4975  of  the  Code.

               "REPORTABLE EVENT" means any of the events set forth in Section 4043 of ERISA.

               "REVOLVING LOANS" shall have the meaning assigned to such term in
Section  0  of  this  Agreement.

               "REVOLVING NOTE" means the promissory note described in Subsection 0.

               "SUBSIDIARY" means, as to the Borrower, a corporation, association, trust, or other business entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or interest having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation or business entity are at the time owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by the Borrower.

          ACCOUNTING TERMS. All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in Section 0, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with GAAP.

                           LOANS AND TERMS OF PAYMENT

          REVOLVING CREDIT. Upon the request of Borrower, made at any time and from time to time from the date hereof until the Maturity Date, and so long as no Event of Default has occurred, Bank shall make loans (the "Revolving Loans") to Borrower in an aggregate principal amount not to exceed at any time outstanding the Commitment Amount. Subject to the terms of this Agreement, loans made by Bank may be repaid and reborrowed, up to and including the Maturity Date. If at any time and for any reason the amount of advances made pursuant to this Section exceed the above dollar limitation, then Borrower, upon Bank's election and demand, shall immediately pay to Bank in cash the amount of such excess.

               MANNER  OF  REQUESTING.

                    PRIME  LOANS.  Except  for Sweep Loans described below, Bank
                    ------------------------------------------------------------
is  authorized to make a Prime Revolving Loan or Base Rate Loan upon written or,
--------------------------------------------------------------------------------
at  the  discretion  of  Bank,  telephonic instructions received from any person
--------------------------------------------------------------------------------
purporting  to  be  a  person identified in the attached EXHIBIT 0 or such other
--------------------------------------------------------------------------------
persons  as  Borrower  may from time to time designate in writing to Bank.  Upon
--------------------------------------------------------------------------------
receipt  of  such  instructions and fulfillment of the applicable conditions set
--------------------------------------------------------------------------------
forth  in Article 3, Bank shall make the Revolving Loan to Borrower by crediting
--------------------------------------------------------------------------------
the  amount  thereof  to the Borrower's account with Bank.  Subject to the terms
--------------------------------------------------------------------------------
hereof,  Bank shall make Prime Revolving Loans to Borrower in an amount equal to
--------------------------------------------------------------------------------
the  amount  by  which the amount of checks clearing any designated disbursement
--------------------------------------------------------------------------------
bank  account  that  Borrower  may  now  or hereafter have with Bank exceeds the
--------------------------------------------------------------------------------
amount  of collected funds in the disbursement account's related depository bank
--------------------------------------------------------------------------------
account  that Borrower may now or hereafter have with Bank ("Sweep Loans").  The
--------------------------------------------------------------------------------
existence  of  such an excess of clearing checks shall be deemed to be a request
--------------------------------------------------------------------------------
by  Borrower  for  any  such  Prime  Revolving Loan.  Each Sweep Loan shall be a
--------------------------------------------------------------------------------
Revolving  Loan  and  must  satisfy  all  requirements  for  a  Revolving  Loan.
--------------------------------------------------------------------------------

                    LIBOR  LOANS.  For  any Revolving Loan that is to be a LIBOR
                    ------------------------------------------------------------
Loan,  the Borrower shall request such a Loan by delivering a LIBOR Loan Request
--------------------------------------------------------------------------------
to  Bank  no later than 11:00 a.m. (Boise, Idaho time) at least two (2) Business
--------------------------------------------------------------------------------
days  prior  to  the  requested  date  of  the Loan.  A LIBOR Loan Request shall
--------------------------------------------------------------------------------
specify (a) the date of the requested Loan, (b) the amount of such Loan, and (c)
--------------------------------------------------------------------------------
the  requested  duration  of  the  Interest Period for the Loan, and shall be in
--------------------------------------------------------------------------------
substantially  the  form  of  the  attached  EXHIBIT  0  executed  by any person
--------------------------------------------------------------------------------
purporting  to  be  a  person  identified  in EXHIBIT 0 or such other persons as
--------------------------------------------------------------------------------
Borrower may from time to time designate in writing to Bank.  If Bank determines
--------------------------------------------------------------------------------
that the requested Loan is available and will comply with this Agreement, and if
--------------------------------------------------------------------------------
no  Event  of  Default has occurred and is continuing, Bank shall make the LIBOR
--------------------------------------------------------------------------------
Loan  to Borrower by crediting the amount thereof to the Borrower's account with
--------------------------------------------------------------------------------
Bank.
-----

               INTEREST ON THE REVOLVING LOANS. Each Revolving Loan shall be a Prime Loan, a Base Rate Loan, or a LIBOR Loan, as selected by Borrower in accordance with the terms of this Agreement.

                    Each Revolving Loan that is a Prime Loan shall bear interest
                    ------------------------------------------------------------
at  a  fluctuating  per  annum  rate  equal  to  the Prime Rate increased by the
--------------------------------------------------------------------------------
applicable Prime Margin set forth below.  Bank's Prime Rate may change from time
--------------------------------------------------------------------------------
to  time,  and  the  interest  payable will continue to fluctuate at the rate as
--------------------------------------------------------------------------------
stated  herein.  Any  changes  to  the Prime Rate shall become effective without
--------------------------------------------------------------------------------
prior  notice  to  Borrower  on  the  date  on  which  the  Prime  Rate changes.
--------------------------------------------------------------------------------

                    Each  Revolving  Loan  that  is  a Base Rate Loan shall bear
                    ------------------------------------------------------------
interest at a fluctuating per annum rate equal to the Base Rate increased by the
--------------------------------------------------------------------------------
applicable  LIBOR Margin set forth below.  The Base Rate may change from time to
--------------------------------------------------------------------------------
time,  and the interest payable will continue to fluctuate at the rate as stated
--------------------------------------------------------------------------------
herein.  Any  changes  to  the  Base  Rate  shall become effective without prior
--------------------------------------------------------------------------------
notice  to  Borrower  on  the  date  on  which  the  Base  Rate  changes.
-------------------------------------------------------------------------

                    Each Revolving Loan that is a LIBOR Loan shall bear interest
                    ------------------------------------------------------------
at  a  fluctuating  per annum rate equal to the Adjusted LIBOR Interest Rate for
--------------------------------------------------------------------------------
the  applicable  Interest  Period,  as  quotes  are  available, increased by the
--------------------------------------------------------------------------------
applicable  LIBOR Margin set forth below.  Any changes to the LIBOR Margin shall
--------------------------------------------------------------------------------
not  apply  to LIBOR Loans outstanding or requested on the date the LIBOR Margin
--------------------------------------------------------------------------------
is  adjusted.
-------------

                    The  Prime  Margins,  the  LIBOR  Margins,  the  Commitment
                    -----------------------------------------------------------
Margins,  and  the  L/C  fees  are  as  follows:
------------------------------------------------

------------------------------------------------------------------------------
           FUNDED DEBT RATIO             PRIME   LIBOR   COMMITMENT   L/C FEE

---------------------------------------  ------  ------  -----------  --------
less than 1.00:1.00                        0.0%   1.50%        0.15%     1.25%

---------------------------------------  ------  ------  -----------  --------
less than 1.50:1.00 but greater than or  0.125%   1.75%        0.25%    1.375%
equal to 1.00:1.00

---------------------------------------  ------  ------  -----------  --------
less than 2.00:1.00 but greater than or   0.25%   2.00%        0.30%     1.50%
equal to 1.50:1.00

---------------------------------------  ------  ------  -----------  --------
less than or equal to 2.50:1.00 but       0.50%   2.25%        0.40%     1.75%
greater than or equal to 2.00:1.00

---------------------------------------  ------  ------  -----------  --------
greater than 2.50:1.00                    0.50%   2.25%        0.40%     1.75%

------------------------------------------------------------------------------

                    The  Prime  Margin, LIBOR Margin, Commitment Margin, and L/C
                    ------------------------------------------------------------
Fee  shall  be based upon the Borrower's Funded Debt Ratio (defined in paragraph
--------------------------------------------------------------------------------
0)  determined  on  a  rolling  four quarter basis from the Borrower's financial
--------------------------------------------------------------------------------
statements delivered to Bank and adjusted, if necessary, on the first day of the
--------------------------------------------------------------------------------
second  month  after  Bank's  receipt  of  financial  statements  that  show  an
--------------------------------------------------------------------------------
adjustment  is  necessary.
--------------------------

                    Borrower's  Funded  Debt  Ratio  shall  be  the  ratio  of
                    ----------------------------------------------------------
Borrower's  Funded  Debt to four quarter rolling EBITDA.  The term "Funded Debt"
--------------------------------------------------------------------------------
shall  mean,  as of the date of determination as applied to Borrower, the sum of
--------------------------------------------------------------------------------
(i)  all  indebtedness  of  Borrower  owing to third parties for money borrowed,
--------------------------------------------------------------------------------
including capitalized leases of Borrower having a final maturity of one (1) year
--------------------------------------------------------------------------------
or  more  from  the date of creation (including that portion of the principal of
--------------------------------------------------------------------------------
such  indebtedness due within one (1) year from the date of such determination),
--------------------------------------------------------------------------------
(ii)  any  indebtedness  of  the Borrower having a final maturity within one (1)
--------------------------------------------------------------------------------
year  from  such  date  which  may  be  renewed or extended at the option of the
--------------------------------------------------------------------------------
Borrower  for  more  than  one  (1)  year  from such date, (iii) the outstanding
--------------------------------------------------------------------------------
balance  of  the Revolving Loans, (iv) all obligations for the deferred purchase
--------------------------------------------------------------------------------
price of any property or assets, including, without limitation, operating leases
--------------------------------------------------------------------------------
for  such  purpose  (excluding trade payables), (v) all obligations for deferred
--------------------------------------------------------------------------------
closure/post  closure,  and  (vi) all obligations of Borrower created or arising
--------------------------------------------------------------------------------
with respect to property or assets acquired under any conditional sales contract
--------------------------------------------------------------------------------
or  other title retention agreement or incurred as financing, less the amount of
--------------------------------------------------------------------------------
Borrower's  short  term  investments  as of the date of determination.  The term
--------------------------------------------------------------------------------
"EBITDA"  shall  mean,  for  any  period,  as  applied  to  Borrower, the sum of
--------------------------------------------------------------------------------
Borrower's  Income  from Operations (consistent with GAAP and as reported in the
--------------------------------------------------------------------------------
Company's filings with the Securities and Exchange Commission), plus  the sum of
--------------------------------------------------------------------------------
the  following  items  to  the  extent  they were deducted to compute Borrower's
--------------------------------------------------------------------------------
Income  from  Operations:   non-cash  accretion  of  closure/post-closure
-------------------------------------------------------------------------
obligations,  plus  depreciation,  plus  amortization,  plus  other  non-cash
-----------------------------------------------------------------------------
charges.
--------

               REVOLVING NOTE. All Revolving Loans made by the Bank under this Agreement shall be evidenced by a single promissory note of the Borrower in the stated principal amount of the Commitment Amount executed by Borrower substantially in the form of Exhibit 0 (the "Revolving Note").

               REPAYMENT. Interest accrued on Prime Revolving Loans and Base Rate Loans shall be paid on or before the 10th day of each month in an amount equal to the interest accrued as of the last day of the immediately preceding month. Interest accrued on LIBOR Revolving Loans shall be paid on the last day of the Interest Period with respect thereto and, in the case of an Interest Period greater than three months (if such an Interest Period is permitted under this Agreement), at three month intervals after the first day of such Interest Period. All outstanding principal and accrued interest of the Revolving Loans shall be paid in full on the Maturity Date.

               COMMITMENT FEE. The Borrower shall pay to the Bank a commitment fee on the average daily unused portion of the Commitment Amount from the date of this Agreement until the Maturity Date at the per annum rate of the Commitment Margin set forth in paragraph 0, payable in arrears on the first Business Day of each of Borrower's fiscal quarter during the term of the Bank's commitment to make Revolving Loans and on the Maturity Date.

               ORIGINATION FEE. The Borrower shall pay Bank an origination fee for the Revolving Loans in the amount of Sixteen Thousand Dollars ($16,000). The origination fee shall be paid on the date of this Agreement. The origination fee shall represent an unconditional payment to Bank in consideration of Bank's agreement to extend financial accommodations to Borrower pursuant to this Agreement.

               USE OF PROCEEDS. The proceeds of the Revolving Loans shall be used by the Borrower to provide financing for Borrower's Accounts and other working capital needs. The Borrower shall not, directly or indirectly, use any part of such proceeds for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to any person for the purpose of purchasing or carrying any such margin stock, or for any purpose that violates, or is inconsistent with, Regulation X of such Board of Governors.

          LETTERS OF CREDIT. Subject to the terms and conditions of this Agreement, as a subfeature of the Revolving Loans, Bank shall issue for the account of Borrower from time to time until the Maturity Date such standby or commercial letters of credit to be used by Borrower for general corporate purposes (individually a "Letter of Credit" and collectively the "Letters of Credit") as Borrower may request under this Section. Subject to the terms of this Agreement, Letters of Credit may be drawn, reimbursed, or returned undrawn, as applicable, up to and including the Maturity Date. At no time, however, shall the total face amount of all Letters of Credit outstanding, less any partial draws under such Letters of Credit exceed the Letter of Credit Commitment Amount.

               APPLICATIONS. Prior to issuance of each Letter of Credit, and in all events prior to any daily cutoff time Bank may have established for purposes thereof, Borrower shall deliver to Bank an executed standard Bank form of application for issuance of a letter of credit with such other documents, instruments and agreements as Bank may reasonably require.

               FACILITY TERMINATION. The commitment by Bank to issue Letters of Credit shall, unless earlier terminated in accordance with the terms of this Agreement, automatically terminate on the Maturity Date. No Letter of Credit shall expire on a date that is after the Maturity Date without Bank's prior written approval.

               FEES. Borrower shall pay Bank, on demand, Bank's standard fees for issuing or administering a commercial Letter of Credit. With respect to each standby Letter of Credit, Borrower shall pay Bank a fee equal to the L/C Fee (set forth in paragraph 0) per annum of the face amount of the Letter of Credit, payable quarterly in advance.

               FORM. Each Letter of Credit shall be subject to the terms and conditions of the application and agreement submitted to Bank by Borrower and otherwise in form and substance reasonably satisfactory to Bank and in favor of beneficiaries reasonably satisfactory to Bank. Bank may, in its reasonable discretion, refuse to issue a Letter of Credit due to the nature of the transaction or its terms or in connection with any transaction where Bank, due to the beneficiary or the nationality or residence of the beneficiary, would be prohibited by any applicable law, regulation or order from issuing such Letter of Credit. In all cases, however, the Bank shall use its best efforts to issue a Letter of Credit reasonably acceptable to Bank and Borrower.

               REIMBURSEMENT. Immediately after the payment by Bank of any drawing under any Letter of Credit (a "Drawing Payment") and not later than 12:00 noon (Boise, Idaho time) on the date of such Drawing Payment, Borrower shall make or cause to be made a payment in the amount of such Drawing Payment (a "Reimbursement Payment") to Bank. Borrower may, to the extent Revolving Loans then are available under this Agreement, make any Reimbursement Payment with the proceeds of a Revolving Loan. Bank may, if it so elects (but shall have no obligation to), treat any Drawing Payment as a Prime Loan. The right of Bank to treat a Drawing Payment as a Prime Loan shall not be affected by the occurrence or existence of any Event of Default, the failure of Borrower to satisfy any conditions precedent to a Loan, or any other circumstance or condition.

               REIMBURSEMENT OBLIGATIONS ABSOLUTE. The obligation of Borrower to reimburse Bank for Drawing Payments (such obligation referred to as a "Reimbursement Obligation") shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and any Letter of Credit agreement.

          METHOD OF PAYMENT. All payments shall be made to Bank at its Corporate Banking office in Boise, Idaho in lawful money of the United States in immediately available funds. Bank shall send Borrower a monthly statement of the amount of interest accrued during the preceding month. No checks, drafts, or other instruments received by Bank purportedly in satisfaction of any of the Obligations shall constitute payment thereof unless and until such instruments have actually been collected. All payments received after 11:00 a.m. Boise, Idaho time shall be considered to have been received the next Business Day. The Borrower authorizes the Bank, if and to the extent payment is not made when due under any Loan Document, to charge from time to time against any account of the Borrower with the Bank any amount so due. In case the due date of any payment falls on a day that is not a Business Day, such payment shall instead be due the next succeeding Business Day, and interest shall continue to accrue. Bank may note the date, amount and interest rate (and Interest Period with respect to LIBOR Loans) of each Loan and each payment of principal and interest with respect hereto in Bank's books and records (either manually or by electronic entry), which notation shall be conclusive evidence of the information noted, absent manifest error. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs and any late charges, then to any unpaid interest, and any remaining amount to principal.

          PREPAYMENTS. The Borrower may prepay any or all Prime Loans without penalty or premium. A LIBOR Loan may be prepaid in whole or in part only on the last day of the Interest Period for such Loan, unless Borrower pays to Bank the prepayment funding loss indemnification pursuant to Section 0.

          LATE CHARGES AND DEFAULT INTEREST. If Bank has not received the full amount of any payment by the end of fifteen (15) calendar days after the date due, including the balance due at maturity, Borrower shall pay a late charge to Bank in the amount of five percent (5%) of the overdue payment of principal and/or interest. Borrower shall pay the late charge promptly, but only once on each late payment. In addition to any late charges that may be assessed as herein provided, the outstanding balance of the Loans after the occurrence of an Event of Default shall accrue interest from the date of the Event of Default at the rate equal to four (4) percentage points per annum in excess of the interest rate that would otherwise be charged if no Event of Default existed. If Bank shall waive in writing or Borrower shall cure such Event of Default, the interest rate shall revert to the non-default rate from and after such waiver or completion of such cure, until another such Event of Default.

          ADDITIONAL  INTEREST  RATE  PROVISIONS.

               UNAVAILABLE LIBOR LOANS. If Bank shall have determined (which determination shall be conclusive and binding) that for any reason adequate and reasonable means do not exist for ascertaining the Adjusted LIBOR Interest Rate for any or all Interest Periods, Bank shall give notice of such determination to the Borrower. If such notice is given, and until such notice has been withdrawn by Bank, no additional LIBOR Loans for such Interest Periods shall be made and no additional conversions of Loans to LIBOR Loans for such Interest Periods shall be permitted, and at the end of the Interest Period relating to any outstanding LIBOR Loans such Loans shall become Prime Loans.

               UNLAWFUL LIBOR LOANS. Notwithstanding any other provisions herein, if any law, treaty, rule or regulation, or determination of a court or other governmental authority, or any change therein or in the interpretation or application thereof, shall make it unlawful for Bank to make or maintain LIBOR Loans as contemplated by this Agreement, the obligation of Bank hereunder to make LIBOR Loans shall forthwith be canceled, and, if required, each LIBOR Loan then outstanding shall immediately become a Prime Loan.

               INCREASED COST. In the event that any adoption or modification of any law, treaty, rule, or regulation, or determination of a court or other governmental authority, or that any change in the interpretation or application thereof, which adoption, modification or change becomes effective after the date hereof, or in the event that compliance by Bank with and request or directive issued after the date hereof (whether or not having the force of law) from any governmental authority:

                    A. does or shall subject Bank or any of its foreign offices to any tax of any kind whatsoever with respect to the Loan Documents, or changes the basis of taxation of payments to Bank of principal, interest, fees, or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of Bank); or

                    B. does or shall impose, modify, or hold applicable any reserve, special deposit, compulsory loan, FDIC insurance, or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances or loans by, other credit extended by or any other acquisition of funds by any office of Bank (other than to the extent previously taken into account in determining the Prime Rate or statutory reserves); or

                    C. does or shall impose on Bank any other condition; and the result of any of the foregoing is to increase the cost to Bank of making, renewing, or maintaining the loans hereunder, or to reduce any amount receivable thereunder or under any of the Loan Documents; then, in any such case, the Borrower shall promptly pay to Bank, upon demand, such amount or amounts as may be necessary to compensate Bank for any additional cost or reduced amount received. Bank shall deliver to the Borrower a written statement of the losses or expenses sustained or incurred, and any reasonable allocation made by Bank of such losses and expenses shall be conclusive, absent manifest error. Bank shall promptly notify the Borrower of any event of which it has knowledge, occurring after the Closing Date, which event will entitle Bank to compensation under this Section.

               COMPUTATION OF INTEREST. The actual interest to be charged on the Loans shall be computed daily on the outstanding balance for the actual number of days elapsed on the basis of a year consisting of 360 days. Should the rate of interest exceed that allowed by law, the applicable rate of interest will be the maximum rate of interest lawfully allowed. The principal amount outstanding on which the interest rate(s) shall be charged shall be determined from the Bank's records, which shall at all times be conclusive, absent manifest error.

          LIBOR LOAN EXTENSIONS AND CONVERSIONS. So long as no Event of Default has occurred and is continuing and subject to the terms and conditions hereof, the Borrower may extend a LIBOR Loan beyond its current Interest Period by giving Bank a LIBOR Loan Request for the extension. The Borrower may also convert any Prime Loan into a LIBOR Loan by giving Bank a LIBOR Loan Request for the conversion. Unless Bank receives notice of a proposed extension or conversion as and when required hereunder, then at the end of an Interest Period for a LIBOR Loan such Loan shall automatically convert to a Prime Loan.

          MINIMUM LIBOR LOAN REQUIREMENTS. Each LIBOR Loan shall be in a minimum amount of Two Hundred Fifty Thousand Dollars ($250,000). No Revolving Loan shall be made as, extended as, or converted into, a LIBOR Loan with an Interest Period that ends after the

Maturity Date. No part of the Term Loan shall be made as, extended as, or converted into, a LIBOR Loan with an Interest Period that ends after the Term Loan Maturity Date. No part of the Loan shall be made as, extended as, or converted into, a LIBOR Loan with an Interest Period that ends after the Maturity Date. No more than six (6) LIBOR Loans shall be outstanding at one time.

          FUNDING LOSS INDEMNIFICATION. The Borrower shall indemnify and hold Bank free and harmless from any loss or expense (including without limitation any loss or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by Bank to fund or maintain any LIBOR Loan) that Bank may incur as a result of (i) the Borrower's failure to make a borrowing, conversion, or extension with respect to a LIBOR Loan after making a request therefor; (ii) a prepayment (whether optional or mandatory) of a LIBOR Loan prior to the expiration of a related Interest Period, and (iii) the conversion of a LIBOR Loan as a result of any of the events indicated in paragraph 0. At the election of Bank such losses shall be conclusively deemed to consist of an amount equal to:

               (i) The interest that would have been received from the Borrower on the amounts during the Interest Period (or remaining portion thereof in question) had the Borrower not prepaid, repaid, or failed to borrow, convert, or extend, such funds, as the case may be, minus

               (ii) The return that Bank could have obtained had it placed such funds on deposit in the interbank dollar market selected by Bank in its sole discretion on the date of such prepayment, repayment or failure to borrow, convert, or extend as the case may be, and such funds had remained on deposit until the end of the applicable Interest period.

          TAXES ON PAYMENTS. All payments made by Borrower under this Agreement and the other Loan Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Taxes"), now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority (except net income taxes and franchise taxes in lieu of net income taxes imposed on Bank as a result of a present or former connection between the jurisdiction of the governmental authority imposing such tax on Bank, excluding a connection arising solely from Bank having executed, delivered, or performed its obligations or received a payment under, or enforced, this Agreement or the other Loan Documents). If any Taxes are required to be withheld from any amounts payable to Bank under any Loan Document, the amounts so payable to Bank shall be increased to the extent necessary to yield to Bank (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the other Loan Documents.

                              CONDITIONS PRECEDENT

          INITIAL ADVANCE. The obligation of Bank to make the initial Loan to the Borrower under this Agreement is subject to the conditions precedent that Bank shall have received on or before the day of such loan each of the following, in form and substance satisfactory to Bank and its legal counsel:

               REVOLVING  NOTE.  The  Revolving  Note  executed by the Borrower.

               GUARANTY. A reaffirmation of each Guarantor's guaranty of the Obligations.

               NEW GUARANTIES. A guaranty of the Obligations executed by each new Guarantor.

               EVIDENCE OF INSURANCE. Evidence of the insurance Borrower must maintain in accordance with the Loan Documents.

               OPINION OF COUNSEL FOR BORROWER AND GUARANTOR. A favorable opinion of counsel for Borrower and Guarantor, in substantially the form of
Exhibit  0  and  as  to  such  other  matters  as  Bank  may reasonably request.

               EVIDENCE OF ALL CORPORATE ACTION BY BORROWER. Certified copies of all corporate action taken by Borrower authorizing its execution and delivery of the Loan Documents and each other document to be delivered pursuant to this Agreement and its performance of its agreements thereunder.

               CERTIFICATES OF EXISTENCE FOR BORROWER. Certificates of existence or good standing dated a reasonable date before the effective date of this Agreement showing that the Borrower is in good standing under the laws of the state of its incorporation and all other states in which it is doing business.

               ARTICLES OF INCORPORATION AND BYLAWS OF BORROWER. Copies of the articles of incorporation and bylaws of Borrower certified by an officer of Borrower to be true and correct.

               EVIDENCE OF ALL CORPORATE ACTION BY GUARANTOR. Certified copies of all corporate action taken by each Guarantor authorizing its execution and delivery of the Guaranty and the performance of its agreements thereunder.

               CERTIFICATES OF EXISTENCE FOR GUARANTOR. Certificates of existence or good standing dated a reasonable date before the effective date of this Agreement showing that each Guarantor is in good standing under the laws of the state of its incorporation and all other states in which it is doing business.

               ARTICLES OF INCORPORATION AND BYLAWS OF GUARANTOR. Copies of the articles of incorporation and bylaws of each Guarantor certified by an officer of the Guarantor to be true and correct.

               CERTIFICATES OF ASSUMED BUSINESS NAME. Copies of all certificates of assumed business name, if any, filed by Borrower.

               LETTER TO ACCOUNTANTS. A letter in the form of Exhibit 0 to Borrower's outside auditors (which letter Borrower shall also deliver to any subsequent outside auditors hired by Borrower, all of which shall be independent certified public accountants acceptable to Bank): (1) instructing such auditors to send to Bank copies of all final financial statements and reports that are prepared as a result of any audit or other review of Borrower's operations, finances, or internal controls, including any reports dealing with improper accounting practices, defalcations, financial reporting errors, or misstatements or fraud; (2) authorizing such auditors to, upon Bank's request, meet with Bank to discuss said financial statements and any questions regarding same; and (3) advising such auditors that one of the principal purposes of the audited financial statements which they may be asked to prepare is to provide Bank with information regarding Borrower's financial condition.

               PUBLIC RECORD SEARCHES. Uniform Commercial Code financing statement searches, federal and state income tax lien searches, judgment searches, or other similar searches on Borrower and any other Persons that Bank may require and in such form as Bank may require.

               PAYMENT OF ORIGINATION FEE. Payment of the origination fee as required by Section 0 of this Agreement.

               ADDITIONAL DOCUMENTS. Such additional approvals, opinions, or documents as Bank may reasonably request.

          ALL ADVANCES. The obligation of Bank to make each Loan under this Agreement shall be subject to the following conditions precedent:

               TAKE-DOWN CERTIFICATION. The following statements shall be true on the date of each loan, and, if requested by Bank, Borrower shall have delivered to Bank a certificate signed by a duly authorized officer of the Borrower, certifying to Bank the truth of the following statements:

                    (a) The representations and warranties contained in this Agreement and in the Loan Documents are correct on and as of the date of such loan as though made on and as of such date.

                    (b) No Event of Default has occurred and is continuing, or would result from such loan.

               OTHER DOCUMENTS. Bank shall have received such other approvals, opinions, or documents as Bank may reasonably request.

                         REPRESENTATIONS AND WARRANTIES

          In order to induce the Bank to enter into this Agreement and to make the loans as provided in this Agreement, the Borrower makes the following representations and warranties to the Bank, which shall survive execution of this Agreement:

          ORGANIZATION, GOOD STANDING, AND DUE QUALIFICATION. Borrower was organized under the Delaware General Corporation Law and exists in good standing under the laws of the jurisdiction of its organization with power under the Delaware General Corporation Law to own or lease its assets and to transact the business in which it is now engaged or proposed to be engaged. Borrower is qualified to transact business as a foreign corporation in good standing under the laws of each other jurisdiction in which such qualification is required. Each of Borrower's Subsidiaries and each Guarantor was organized under the general business corporation law of the jurisdiction of its organization and exists in good standing under the laws of the jurisdiction of its organization with power under the general business corporation law of such jurisdiction to own or lease its assets and to transact the business in which it is now engaged or proposed to be engaged. Each of Borrower's Subsidiaries and each Guarantor is qualified to transact business as a foreign corporation in good standing under the laws of each other jurisdiction in which such qualification is required.

          POWER AND AUTHORITY. Borrower has authorized the execution and delivery of the Loan Documents to which it is a party and the performance of its agreements thereunder by all necessary corporate action under the Delaware General Corporation Law. Each Guarantor has authorized the execution and delivery of the Loan Documents to which it is a party and the performance of its agreements thereunder by all necessary corporate action under the general business corporation law of the jurisdiction of its organization. Borrower's and each Guarantor's execution and delivery of the Loan Documents to which it is a party and the performance of its respective obligations thereunder will not (1) require any consent or approval of the shareholders of Borrower or the Guarantor that has not been obtained; (2) violate Borrower's or the Guarantor's certificate or articles of incorporation (however denominated); (3) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to Borrower or the Guarantor; (4) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which Borrower or a Guarantor is a party or by which it or its properties may be bound or affected; or (5) cause Borrower or a Guarantor to violate any such law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award or be in default under any such indenture, agreement, lease, or instrument.

          LEGALLY ENFORCEABLE AGREEMENT. This Agreement is, and each of the other Loan Documents to which Borrower is a party when delivered under this Agreement will be, legal, valid, and binding obligations of the Borrower, enforceable against the Borrower, in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors' rights generally. Each Guaranty and other Loan Document to which a Guarantor is a party when delivered under this Agreement will be the legal, valid, and binding obligation of the applicable Guarantor, enforceable against the Guarantor in accordance with their terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors' rights generally.

          FINANCIAL STATEMENTS. All financial statements and information relating to Borrower, any Subsidiary, any Affiliate of Borrower, and any Guarantor that have been delivered by Borrower or a Guarantor to Bank are complete and correctly and fairly present the financial condition of the Borrower, the Subsidiary, the Affiliate of Borrower, or the Guarantor, as applicable, as of the date of such statements and information and the results of the operations of the Borrower and the affiliates of Borrower for the periods covered by such statements, all in accordance with GAAP (subject to year-end adjustments in the case of the interim financial statements). There has been no material adverse change in the financial condition of Borrower, an Affiliate of Borrower, or a Guarantor since the date of the most recent of such applicable financial statements submitted to Bank. There are no liabilities of Borrower, a Subsidiary, or a Guarantor, fixed or contingent, that are material but are not reflected in the financial statements or in the notes thereto, other than liabilities arising in the ordinary course of business since the date of the most recent of such applicable financial statements submitted to Bank. No information, exhibit, or report furnished by the Borrower to the Bank in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading.

          LABOR DISPUTES AND CASUALTIES. Except as disclosed in Borrower's Forms 10K and 10Q filed with the Securities and Exchange Commission and copies of which have been delivered to Bank, neither the businesses nor the properties of the Borrower or any Subsidiary or any Guarantor are affected by any fire, explosion, accident, strike, lockout, or other labor dispute, drought, storm, hail, earthquake, embargo, act of God, or other casualty (whether or not covered by insurance), materially and adversely affecting such businesses or properties or the operation of the Borrower or the Subsidiary or the Guarantor.

          OTHER AGREEMENTS. No event has occurred and is continuing that constitutes or that, with the giving of notice or the lapse of time or both, could constitute, an event of default or a default under any agreement or guaranty to which the Borrower or any Subsidiary or any Guarantor is a party, and no such event will occur upon the making of the loans hereunder.

          NO LITIGATION. Except as disclosed in Borrower's Forms 10K and 10Q filed with the Securities and Exchange Commission and copies of which have been delivered to Bank, there is no pending action or proceeding against or affecting the Borrower or any Subsidiary or any Guarantor before any court, governmental agency, or arbitrator, that would have a reasonable possibility to, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties, or business of the Borrower or the ability of the Borrower or any Subsidiary or any Guarantor to perform its obligations under the Loan Documents to which it is a party.

          NO DEFAULTS ON OUTSTANDING JUDGMENTS OR ORDERS. Except as disclosed in Borrower's Forms 10K and 10Q filed with the Securities and Exchange Commission, copies of which have been delivered to Bank, the Borrower, each Subsidiary, and each Guarantor have satisfied all judgments against it, and neither the Borrower nor any Subsidiary nor any Guarantor is in default with respect to any judgment, writ, injunction, decree, rule, or regulation of any court, arbitrator, or federal, state, municipal, or other governmental authority, commission, board, bureau, agency, or instrumentality, domestic or foreign.

          OWNERSHIP AND LIENS. The Borrower and each Subsidiary has title to, or valid leasehold interests in, all of its properties and assets, real and personal, and none of such properties and assets owned by the Borrower or a Subsidiary and none of their leasehold interests are subject to any Lien, except Permitted Liens.

          EMPLOYEE BENEFITS. The Borrower and each Subsidiary is in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan; no notice of intent to terminate a Plan has been filed nor has any Plan been terminated; no circumstances exist that constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; neither Borrower nor any Commonly Controlled Entity has completely or partially withdrawn from a Multiemployer Plan; the Borrower and each Commonly Controlled Entity have met their minimum funding requirements under ERISA with respect to all of their Plans and the present value of all vested benefits under each Plan does not exceed the fair market value of all Plan assets allocable to such benefits, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA; and neither the Borrower nor any Commonly Controlled Entity has incurred any liability to the PBGC under ERISA.

          OPERATION OF BUSINESS. To the best of Borrower's knowledge, Borrower, each Subsidiary, and each Guarantor possesses all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, to conduct its businesses substantially as now conducted and as presently proposed to be conducted, and the Borrower, each Subsidiary, and each Guarantor is not in violation of any valid rights of others with respect to any of the foregoing. Borrower, each

Subsidiary, and each Guarantor has filed, and will file in the future, with the appropriate governmental entities all assumed business name certificates necessary or required to conduct its businesses.

          TAXES. The Borrower, each Subsidiary, and each Guarantor have filed all tax returns (federal, state, and local) required to be filed and have paid all taxes, assessments, and governmental charges and levies thereon to be due, including interest and penalties, except those presently being or to be contested by Borrower, a Subsidiary, or a Guarantor in good faith in the ordinary course of business and for which adequate reserves have been provided in Bank's reasonable judgment.

          DEBT. EXHIBIT 0 is a complete and correct list of all credit agreements, indentures, purchase agreements, guaranties, capital leases, and other investments, agreements, and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which the Borrower or any Subsidiary is in any manner directly or contingently obligated; and the maximum principal or face amounts of the credit in question, which are outstanding and which can be outstanding, are correctly stated, and all Liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such Exhibit.

          ENVIRONMENTAL MATTERS. To the best of its knowledge and except as disclosed in Borrower's Forms 10K and 10Q filed with the Securities and Exchange Commission and copies of which have been delivered to Bank, the Borrower and each Subsidiary has materially complied with, and its businesses, operations, assets, equipment, property, leaseholds or other facilities are in compliance with, the provisions of the Environmental Laws and all other federal, state, and local environmental, health and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder. The Borrower and each Subsidiary has been issued and will maintain all required federal, state, and local permits, licenses, certificates, and approvals relating to (1) air emissions; (2) discharges to surface water or groundwater; (3) noise emissions; (4) solid or liquid waste disposal; (5) the use, generation, storage, transportation, or disposal of Hazardous Substances; or (6) other environmental, health, or safety matters. Except as disclosed in Borrower's Forms 10K and 10Q filed with the Securities and Exchange Commission and copies of which have been delivered to Bank, neither Borrower nor any Subsidiary has received notice of, nor knows of, or suspects facts that might constitute any material violations of an Environmental Law or any other federal, state, or local environmental, health, noise emission, or safety laws, codes, or ordinances and any rules or regulations promulgated thereunder with respect to its businesses, operations, assets, equipment, property, leaseholds, or other facilities. To the best of Borrower's knowledge, except in accordance with a valid governmental regulation, permit, license, certificate, or approval, and except as previously disclosed, there has been no emission, spill, release, or discharge into or upon (1) the air; (2) soils, or any improvements located thereon; (3) surface water or groundwater; or (4) the sewer, septic system or waste treatment, storage, or disposal system servicing the premises of any Hazardous Substances or from the premises.

          INVESTMENT COMPANY ACT. Neither Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

          SUBSIDIARIES AND OWNERSHIP OF STOCK. Set forth in EXHIBIT 0 is a complete and accurate list of the Subsidiaries of the Borrower, showing the jurisdiction of incorporation of each and showing the percentage of the Borrower's ownership of the outstanding stock of each Subsidiary. All of the outstanding capital stock of each such Subsidiary has been validly issued, is fully paid and nonassessable, and is owned by the Borrower free and clear of all Liens.

                              AFFIRMATIVE COVENANTS

          The Borrower covenants and agrees that so long as any Obligation is outstanding it will comply with the following provisions:

          MAINTENANCE OF EXISTENCE. Borrower shall preserve and maintain, and cause each Subsidiary to preserve and maintain, its existence and good standing in the jurisdiction of its organization, and qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is required.

          MAINTENANCE OF RECORDS. Borrower shall keep, and cause each Subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Borrower.

          MAINTENANCE OF PROPERTIES. Borrower shall maintain, keep, and preserve, and cause each Subsidiary to maintain, keep, and preserve, all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

          CONDUCT OF BUSINESS. Borrower shall continue, and cause each Subsidiary to continue, to engage in a commercially reasonable and efficient and economical manner in businesses of the same general type as conducted by it on the date of this Agreement.

          MAINTENANCE OF INSURANCE. Borrower shall, at its expense, maintain, and cause each Subsidiary to maintain, insurance with financially sound and reputable insurance companies or associations in such amounts, covering such risks, and in such form as shall be consistent with the industry practices and satisfactory to Bank. Borrower, upon request of Bank, shall deliver to Bank from time to time the policies or certificates of insurance in form satisfactory to Bank, including stipulations that coverages will not be canceled or diminished without at least thirty (30) days' prior written notice to Bank and not including any disclaimer of the insurer's liability for failure to give such a notice. If Borrower at any time fails to obtain or maintain any insurance required under the Loan Documents, Bank may, but shall not be obligated to, obtain such insurance as Bank deems appropriate.

          COMPLIANCE WITH LAWS. Borrower shall comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, rules, regulations, and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments, and governmental charges imposed upon it or upon its property, except for such taxes, assessments or charges that are contested by Borrower or a Subsidiary in good faith in the ordinary course of business and for which adequate reserves have been provided in Bank's reasonable judgment.

          RIGHT OF INSPECTION. Borrower shall, at any reasonable time and from time to time with reasonable notice, permit the Bank or any agent or representative thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the

Borrower and any Subsidiary, and to discuss the affairs, finances, and accounts of the Borrower and any Subsidiary with any of its employees, officers, and directors and the Borrower's independent accountants.

          REPORTING  REQUIREMENTS.

               ANNUAL FINANCIAL STATEMENTS. Borrower shall furnish to Bank within one hundred twenty (120) days after the end of each fiscal year of the Borrower, consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal year, and consolidated and consolidating statements of income and retained earnings of the Borrower and its Subsidiaries for such fiscal year, and consolidated and consolidating statements of cash flows of the Borrower and its Subsidiaries for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior fiscal year and all prepared in accordance with GAAP consistently applied and audited by independent certified public accountants selected by the Borrower and acceptable to the Bank.

               MANAGEMENT LETTERS. Borrower shall furnish to Bank promptly upon receipt thereof, copies of any reports submitted to the Borrower by independent certified public accountants in connection with examination of the financial statements of the Borrower made by such accountants.

               NOTICE OF LITIGATION. Borrower shall furnish to Bank promptly after the commencement thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting the Borrower that, if determined adversely to the Borrower, could have a material adverse effect on the financial condition, properties, or operations of the Borrower.

               NOTICE OF DEFAULTS AND EVENTS OF DEFAULT. Borrower shall furnish to Bank as soon as possible and in any event within five Business Days after the occurrence of each Event of Default, a written notice setting forth the details of such Event of Default and the action that is proposed to be taken by the Borrower with respect thereto.

               ERISA REPORTS. Borrower shall furnish to Bank as soon as possible, and in any event within thirty (30) days after the Borrower knows or has reason to know that any circumstances exist that constitute grounds entitling the PBGC to institute proceedings to terminate a Plan subject to ERISA with respect to the Borrower or any Commonly Controlled Entity, and promptly but in any event within ten (10) Business Days of receipt by the Borrower or any Commonly Controlled Entity of notice that the PBGC intends to terminate a Plan or appoint a trustee to administer the same, and promptly but in any event within ten (10) Business Days of the receipt of notice concerning the imposition of withdrawal liability with respect to the Borrower or any Commonly Controlled Entity, a certificate of an authorized officer of the Borrower setting forth all relevant details and the action that the Borrower proposes to take with respect thereto.

               REPORTS TO OTHER CREDITORS. Borrower shall furnish to Bank promptly after the furnishing thereof, copies of any statement or report furnished to any party pursuant to the terms of any indenture, loan, credit, or similar agreement and not otherwise required to be furnished to the Bank pursuant to any other clause of this Section.

               SEC REPORTS. Borrower shall furnish to Bank as soon as possible and in any event within five (5) Business Days after the filing thereof, copies of all regular, periodic, and special reports, and all registration statements that the Borrower or any Subsidiary files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange, including, without limitation, 10Q, 10K, and 8K reports. Notwithstanding anything in this Agreement to the contrary, Borrower shall furnish Bank with a copy of Borrower's 10Q report no later than 45 days after the end of each fiscal quarter and a copy of Borrower's 10K report no later than 120 days after then end of each fiscal year.

               COMPLIANCE CERTIFICATE. Borrower shall furnish Bank within 45 days after the end of each fiscal quarter and 120 days after each fiscal year (in the case of the 4th fiscal quarter) a certificate of the chief executive officer or the chief financial officer or other officer approved by Bank in writing stating that he or she has individually reviewed the provisions of this Agreement and that review of the activities of Borrower during such quarter period has been made by him or her or under his or her supervision, with a view to determining whether Borrower had fulfilled all its obligations under this Agreement, and that Borrower has observed and performed each undertaking contained in the Loan Documents and is not in default in the observance or performance of any of the provisions of the Loan Documents or, if Borrower shall be so in default, specifying all such defaults and events of which he or she may have knowledge.

               GENERAL INFORMATION. Borrower shall furnish to Bank such other information respecting the condition or operations, financial or otherwise, of the Borrower as the Bank may from time to time reasonably request.

          ENVIRONMENT. Borrower shall, and shall cause each Subsidiary to, (i) be and remain in substantial compliance with Environmental Laws and with the provisions of all other federal, state, and local environmental, health, and safety laws, codes, and ordinances, and all rules and regulations issued thereunder; (ii) notify the Bank immediately of any notice of a Hazardous Substance discharge or environmental complaint received by Borrower from any governmental agency or other party; (iii) notify the Bank immediately of any material Hazardous Substance discharge from or affecting its premises; (iv) immediately comply with all applicable laws regarding the same; (v) promptly pay any fine or penalty assessed in connection therewith after exhausting all recourse; (vi) permit the Bank to inspect the premises, to conduct tests thereon, and to inspect all books, correspondence, and records pertaining thereto; and (vii) at the Bank's request, and at the Borrower's expense, provide a report of a qualified environmental engineer, satisfactory in scope, form, and content to the Bank, and such other and further assurances reasonably satisfactory to the Bank that the condition has been corrected.

          REIMBURSEMENT OF LENDER EXPENSES. Borrower shall promptly on demand reimburse Bank for sums expended by Bank that constitute Lender Expenses and Borrower authorizes and approves all advances and payments by Bank for items constituting Lender Expenses after written notice to Borrower. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing, and recording of any of the Loan Documents and the other documents to be delivered under any such Loan Documents, and agrees to hold the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees. This provision shall survive termination of this Agreement. Notwithstanding anything in this section to the contrary, Borrower shall not be obligated to pay more than Ten Thousand Dollars ($10,000) for Lender Expenses in connection with the origination of this Amended and Restated Credit Agreement.

          BANK ACCOUNTS. Borrower shall use Bank as Borrower's primary depository and transaction bank.

                               NEGATIVE COVENANTS

          The Borrower covenants and agrees that so long as any Obligation is outstanding it will comply with the following provisions:

          LIENS. Without Bank's prior written consent, Borrower shall not create, incur, assume, or suffer to exist, or permit any Subsidiary to create, incur, assume, or suffer to exist, any Lien upon any of its property or assets, now owned or hereafter acquired, except for the following ("Permitted Liens"):

               (i)     Liens (if any) granted to Bank to secure the Obligations,

               (ii)    Liens  described  in  the  attached  EXHIBIT  0,

               (iii) pledges or deposits made to secure payment of worker's compensation insurance (or to participate in any fund in connection with worker's compensation insurance), unemployment insurance, pensions, or social security programs,

               (iv) Liens imposed by mandatory provisions of law such as for materialmen, mechanics, warehousemen, and other like Liens arising in the ordinary course of business, securing indebtedness whose payment is not yet due, or that is being contested by Borrower in good faith and for which adequate reserves have been provided,

               (v) Liens for taxes, assessments, and governmental charges or levies imposed upon a person or upon such person's income or profits or property, if the same are not yet due and payable or if the same are being contested in good faith and as to which adequate cash reserves have been provided,

               (vi) Liens arising from good faith deposits in connection with tenders, leases, real estate bids, or contracts (other than contracts involving the borrowing of money), pledges or deposits to secure public or statutory obligations and deposits to secure (or in lieu of) surety, stay, appeal, or customs bonds and deposits to secure the payment of taxes, assessments, customs duties, or other similar charges,

               (vii) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, provided that such items do not impair the use of such property for the purposes intended, and none of which is violated by existing or proposed structures or land use, or

               (viii) purchase-money Liens on any property hereafter acquired or the assumption of any Lien on property existing at the time of such acquisition (and not created in contemplation of such acquisition), or a Lien incurred in connection with any conditional sale or other title retention agreement or a capital lease, provided that (a) any property subject to any of the foregoing is acquired by the Borrower in the ordinary course of its business and the Lien on any such property attaches to such asset concurrently or within ninety (90) days after the acquisition thereof;

(b) the obligation secured by any Lien so created, assumed, or existing shall not exceed the lesser of the cost or the fair market value as of the time of acquisition of the property covered thereby to the Borrower, (c) each such Lien shall attach only to the property so acquired, (d) the debt secured by all such Liens shall not exceed Twenty-five Thousand Dollars ($25,000) at any time outstanding in the aggregate, and (e) the debt secured by such Lien is permitted by the provisions of Section 0, and the related expenditure is permitted under
Section  0.

          DEBT. Without Bank's prior written consent, Borrower shall not incur, assume, or suffer to exist, or permit any Subsidiary to incur, assume, or suffer to exist, any debt other than (i) the Obligations; (ii) indebtedness and liabilities of Borrower identified in EXHIBIT 0; (iii) indebtedness and liabilities of Borrower that have been subordinated to the Obligations by written agreement in form and substance acceptable to Bank; (iv) accounts payable to trade creditors for goods or services that are incurred in the ordinary course of business, as presently conducted, and paid within a reasonable time, unless contested in good faith and by appropriate proceedings; and (v) debt of the Borrower secured by purchase-money liens that are Permitted Liens.

          MERGERS OR REORGANIZATION. Borrower shall not, without Bank's prior written consent, which consent shall not be unreasonably withheld, wind up, liquidate or dissolve itself, reorganize, merge or consolidate with or into, or convey, sell, assign, transfer, lease, or otherwise dispose of (whether in one transactions or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, or acquire all or substantially all of the assets or the business of any Person, or permit any Subsidiary to do so, except that (1) any Subsidiary may merge into or transfer assets to the Borrower, (2) any Subsidiary may merge into or consolidate with or transfer assets to any other Subsidiary., (3) acquire or merge with any entity whose assets are valued at ten percent (10%) or less of the Borrower's net worth.

          LEASES. Without Bank's prior written consent, Borrower shall not create, incur, assume, or suffer to exist, or permit any Subsidiary to create, incur, assume, or suffer to exist, any obligation as lessee for the rental or hire of any real or personal property, except: (1) leases existing on the date of this Agreement and any extensions or renewals thereof; (2) leases with Bank or an affiliate of Bank; (3) leases (other than capital leases) that do not in the aggregate require the Borrower and its Subsidiaries on a consolidated basis to make payments (including taxes, insurance, maintenance, and similar expenses that the Borrower or any Subsidiary is required to pay under the terms of any lease) in any fiscal year of the Borrower in excess of One Hundred Thousand Dollars ($100,000); and (4) leases (other than capital leases) for the rental of transportation equipment (e.q., rail cars and trucks) that is required in order to transport material to the facilities of Borrower and its Subsidiaries.

          SALE AND LEASEBACK. Without Bank's prior written consent, Borrower shall not sell, transfer, or otherwise dispose of, or permit any Subsidiary to sell, transfer, or otherwise dispose of, any real or personal property to any Person other than Bank or an affiliate of Bank and thereafter directly or indirectly lease back the same or similar property.

          DIVIDENDS. Without Bank's prior written consent, Borrower shall not declare or pay any dividends; or purchase, redeem, retire, or otherwise acquire for value any of its capital stock now or hereafter outstanding; or make any distribution of assets to its shareholders as such whether in cash, assets, or in obligations of the Borrower; or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption, or retirement of any shares of its capital stock; or make any other distribution by reduction of capital or otherwise in respect of any shares of its capital stock, except that the Borrower may declare and deliver dividends and make distributions payable solely in common stock of the Borrower; may purchase or otherwise acquire shares of its capital stock by exchange for or out of the proceeds received from a substantially concurrent issue of new shares of its capital stock; may purchase, redeem, retire, or otherwise acquire shares of its capital stock for cash as long as on the date the share repurchase is declared by Borrower, no Event of Default shall have occurred and be continuing, no event or condition that, with the giving of notice or the passage of time or both, would constitute an Event of Default shall have occurred and be continuing, and the share repurchase will not result in the occurrence of an Event of Default; and may declare and pay quarterly or annual dividends as long as on the date the dividend is declared by Borrower, no Event of Default shall have occurred and be continuing, no event or condition that, with the giving of notice or the passage of time or both, would constitute an Event of Default shall have occurred and be continuing, and the payment of the dividend will not result in the occurrence of an Event of Default.

          SALE OF ASSETS. Without Bank's prior written consent, Borrower shall not sell, lease, assign, transfer, or otherwise dispose of any of its now owned or hereafter acquired material operating assets (including, without limitation, receivables), except: (1) assets disposed of in the ordinary course of business; and (2) the sale or other disposition of assets no longer used or useful in the conduct of its business.

          INVESTMENTS. Without Bank's Prior written consent, Borrower shall not make any loan or advance to any Person, or purchase or otherwise acquire any capital stock, assets, obligations, or other securities of, make any capital contribution to, or otherwise invest in or acquire any interest in any Person, or participate as a partner or joint venturer with any other Person, except:
(1) direct obligations of the United States or any agency thereof with maturities of one year or less from the date of acquisition; (2) commercial paper of a domestic issuer rated at least "A-1" by Standard & Poor's Corporation or "P-1" by Moody's Investors Service, Inc.; (3) certificates of deposit with maturities of one year or less from the date of acquisition; (4) stock, obligations, or securities received in settlement of debts (created in the ordinary course of business) owing to the Borrower; (5) investments made through Bank or one of its affiliates, and (6) as provided for in Section 0.

          GUARANTIES. Without Bank's prior written consent, Borrower shall not assume, guarantee, endorse, or otherwise be or become directly or contingently responsible or liable (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods, or services, or to supply or advance any funds, assets, goods, or services, or an agreement to maintain or cause such Person to maintain a minimum working capital or net worth, or to otherwise assure the creditors of any Person against loss) for obligations of any Person, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

          ERISA PLANS. Borrower shall not, without the Bank's prior written consent, enter into, contribute to, or become a party to any Plan, other than those Plans listed in EXHIBIT 0.

          TRANSACTIONS WITH AFFILIATES. Without Bank's prior written consent, Borrower shall not enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's business and upon fair and reasonable terms no less favorable to the Borrower than would obtain in a comparable arm's-length transaction with a Person not an Affiliate; except that Borrower may repay
Affiliate  Debt,  as  listed  on  EXHIBIT  0  at  anytime.

          CHANGE OF NAME. Borrower shall not, without Bank's prior written consent, change the Borrower's name, business structure, or identity, or add any new assumed business name.

          CHANGE IN MANAGEMENT. Borrower shall not materially and adversely alter the executive management positions of Chief Executive Officer and/or Chief Financial Officer without giving Bank written notice of such alteration at least sixty (60) days prior to the effective date of such alteration in executive management. If such advance notice is not possible, Borrower shall notify Bank of such change as soon as is possible.

          ACCOUNTING. Borrower shall not (i) modify or change its method of accounting without advising Bank of such change, or (ii) enter into, modify, or terminate any agreement presently existing or at any time hereafter entered into with any third party accounting firm and/or service bureau for the preparation and/or storage of Borrower's accounting records without Borrower instructing said accounting firm and/or service bureau to provide to Bank information regarding Borrower's financial condition.

          LOCATION OF CHIEF EXECUTIVE OFFICE. Borrower shall not relocate its chief executive office from Boise, Idaho without thirty (30) days prior written notice to Bank.

                               FINANCIAL COVENANTS

          So long as any Obligation is outstanding or the Bank shall have any commitment under this Agreement, Borrower shall maintain the following financial covenants:

          FIXED CHARGE COVERAGE RATIO. Borrower shall maintain a ratio of Adjusted Net Profit to Fixed Charges determined on a rolling 4-quarter basis at the end of each quarter of Borrower's fiscal year of not less than 1.25 to 1.00. The term "Adjusted Net Profit" shall mean, for any period, as applied to Borrower, the sum of Borrower's net income after deduction of all expenses, cash taxes paid, and other proper charges determined in accordance with GAAP, plus depreciation, non-cash accretion of closure/post-closure obligations, and amortization to the extent such items were deducted to compute Borrower's net income, plus the sum of cash capital contributions to Borrower during the period, plus the amount of increase, if any, in Borrower's subordinated debt during the period, minus all cash dividends or other shareholder distributions paid by Borrower during the period, minus all cash payments by Borrower during the period to purchase, redeem, retire, or otherwise acquire any of Borrower's capital stock, minus the amount of decrease, if any, in Borrower's subordinated debt during the period. For debt to qualify as subordinated debt for purposes of this Section, it must be subordinated to the Obligations on terms and conditions acceptable to Bank in its sole discretion. The term "Fixed Charges" shall mean, for any period, the sum of principal payments owing by Borrower to third parties for money borrowed, including capitalized leases of Borrower, paid or scheduled to be paid during the period.

          LEVERAGE RATIO. Borrower shall maintain a ratio of Borrower's total liabilities to Borrower's shareholder's equity of not greater than .75 to 1.00 at the end of each fiscal quarter and each fiscal year.

          CURRENT RATIO. Borrower shall maintain at the end of each fiscal quarter and each fiscal year a ratio of current assets to current liabilities of at least 2.00 to 1.00.

          FUNDED DEBT RATIO. Borrower shall maintain at the end of each fiscal quarter and each fiscal year a Funded Debt Ratio (as defined in paragraph 0) of not greater than 2.50 to 1.00.

                                EVENTS OF DEFAULT

          EVENTS OF DEFAULT. Each of the following events, at the option of Bank, shall constitute an event of default (each an "Event of Default"):

               PAYMENT FAILURE. The Borrower shall fail to pay the principal of, or interest on, the Revolving Note, or any Obligation within fifteen (15) days of when due and payable.

               MISREPRESENTATION. Any representation or warranty made or deemed made by Borrower in this Agreement or any other Loan Document or that is contained in any certificate, document, opinion, or financial or other statement furnished at any time under or in connection with any Loan Document shall prove to have been incorrect, incomplete, or misleading in any material respect on or as of the date made or deemed made.

               PERFORMANCE FAILURE. Borrower shall fail to perform or observe any term, covenant, or agreement contained in this Agreement or other Loan Document, or Borrower shall be in default under any other agreement with Bank or an affiliate of Bank.

               FAILURE TO PAY DEBTS. Borrower shall (a) fail to pay any indebtedness for borrowed money (other than the Loans) of the Borrower in excess of an aggregate principal amount of $25,000, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise); or (b) fail to perform or observe any term, covenant, or condition on its part to be performed or observed under any agreement or instrument relating to any such indebtedness, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of after the giving of notice or passage of time, or both, the maturity of such indebtedness, whether or not such failure to perform or observe shall be waived by the holder of such indebtedness, or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof.

               INSOLVENCY. Borrower (a) shall generally not pay, or shall be unable to pay, or shall admit in writing its inability to pay its debts as such debts become due; or (b) shall make an assignment for the benefit of creditors, or petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for it or a substantial part of its assets; or (c) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (d) shall have had any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or an adjudication or appointment is made, and that remains undismissed for a period of sixty (60) days or more; or (e) shall take any corporate action indicating its consent to, approval of, or acquiescence in any such petition, application, proceeding, or order for relief or the appointment of a custodian, receiver, or trustee for all or any substantial part of its properties; or (f) shall suffer any such custodianship, receivership, or trusteeship to continue undischarged for a period of sixty (60) days or more.

               JUDGMENTS. One or more judgments, decrees, or orders for the payment of money in excess of One Hundred Twenty-five Thousand Dollars ($125,000) in the aggregate shall be rendered against the Borrower, and such judgments, decrees, or orders shall continue unsatisfied and in effect for a period of sixty (60) consecutive days without being vacated, discharged, satisfied, or stayed or bonded pending appeal.

               GUARANTY. Any Guaranty shall at any time after its execution and delivery and for any reason cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by the Guarantor, or the Guarantor shall deny he has any further liability under, or shall fail to perform its obligations under, the Guaranty, or the Guarantor, if a natural person, shall die.

               ERISA. Any of the following events shall occur or exist with respect to Borrower and any Commonly Controlled Entity under ERISA: any Reportable Event shall occur; complete or partial withdrawal from any Multiemployer Plan shall take place; any Prohibited transaction shall occur; a notice of intent to terminate a Plan shall be filed, or a Plan shall be terminated; or circumstances shall exist that constitute grounds entitling the PBGC to institute proceedings to terminate a Plan, or the PBGC shall institute such proceedings; and in each case above, such event or condition, together with all other events or conditions, if any, could subject the Borrower to any tax, penalty, or other liability that in the aggregate may exceed Fifty Thousand Dollars ($50,000).

               ENVIRONMENTAL LIEN. If any federal, state, or local agency asserts or creates a Lien upon any or all of the assets, equipment, property, leaseholds, or other facilities of Borrower by reason of the occurrence of a hazardous discharge or an environmental complaint; or if any federal, state, or local agency asserts a claim against the Borrower and/or its assets, equipment, property, leaseholds or other facilities for damages or cleanup costs relating to a hazardous discharge or an environmental complaint; provided, however, that such claim shall not constitute a default if, within ten (10) Business Days of the occurrence giving rise to the claim, (a) the Borrower can prove to the Bank's reasonable satisfaction that the Borrower has commenced and is diligently pursuing an investigation of the claim to be followed promptly by either: (i) a cure or plan for correction of the event that constitutes the basis for the claim, and continues diligently to pursue such cure or correction to completion, or (ii) proceedings for an injunction, a restraining order, or other appropriate emergent relief preventing such agency or agencies from asserting such claim, that relief is granted within ten (10) Business Days of the occurrence giving rise to the claim and the injunction, order, or relief is not thereafter resolved or reversed on appeal; and (b) in either of the foregoing events, the Borrower has posted a bond, letter of credit, or other security satisfactory in form, substance and amount to both the Bank and the agency or entity asserting the claim to secure the proper and complete cure or correction of the event that constitutes the basis for the claim.

               MATERIAL MISREPRESENTATION. Any material misrepresentation exists now or hereafter in any warranty or representation made to Bank by any officer or director of Borrower, or if any such warranty or representation is withdrawn by any officer or director.

               AGREEMENT UNENFORCEABLE. This Agreement shall at any time after its execution and delivery and for any reason cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by Borrower, or Borrower shall deny it has any further liability or obligation under this Agreement.

          CURE OF EVENT OF DEFAULT. If any Event of Default, other than a payment default, is curable and if Borrower has not been given a notice of a similar default within the preceding twelve (12) months, it may be cured (and no Event of Default will have occurred) if Borrower, after receiving written notice from Bank demanding cure of such default: (a) cures the default within fifteen
(15) days; or (b) if the cure requires more than fifteen (15) days, immediately initiates steps that Bank deems in Bank's sole, but reasonable, discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical. Bank at its sole discretion may elect to give Borrower additional cure opportunities.

                           BANK'S RIGHTS AND REMEDIES

          SPECIFIC REMEDIES. Upon the occurrence of an Event of Default by Borrower under this Agreement, Bank may, at its election and without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

               TERMINATE LOANS. Terminate the obligation of the Bank to make Revolving Loans.

               ACCELERATION. Declare all Obligations, whether evidenced by this Agreement or the Loan Documents, immediately due and payable in full.

               TERMINATE AGREEMENT. Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of Bank, but without affecting the Obligations.

               LENDER EXPENSES. Borrower shall pay all Lender Expenses incurred in connection with Bank's enforcement and exercise of any of its rights and remedies as herein provided, whether or not suit is commenced by Bank.

               ATTORNEY-IN-FACT. Borrower appoints Bank as Borrower's attorney to carry out the terms of this Agreement, with power to endorse Borrower's name on any checks, notes, money orders, drafts, or other forms of payment or security that may come into Bank's possession. The appointment of Bank as Borrower's attorney being coupled with an interest is irrevocable so long as any Obligations remain unsatisfied.

               OTHER REMEDIES. Bank may exercise any other right or remedy provided in this Agreement or the Loan Documents or otherwise available in law or in equity.

          SET OFF. Upon the occurrence and during the continuance of any Event of Default the Bank is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or the Revolving Note or any other Loan Document, irrespective of whether or not the Bank shall have made any demand under this Agreement or the Revolving Note or such other Loan Document and although such obligations may be unmatured. The Bank agrees promptly to notify the Borrower after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) that the Bank may have.

          CUMULATIVE REMEDIES. The rights and remedies provided herein are cumulative, and are not exclusive of any other rights, powers, privileges, or remedies, now or hereafter existing, at law or in equity or otherwise.

          ARBITRATION.

               ARBITRATION. The parties shall, upon demand by any party, submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract or otherwise arising out of or relating to in any way (i) the Loans and the Loan Documents and their negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination; or
(ii)  requests  for  additional  credit.

               GOVERNING RULES. Any arbitration proceeding will (i) proceed in a location in Idaho selected by the American Arbitration Association ("AAA");
(ii)  be  governed  by the Federal Arbitration Act (Title 9 of the United States
Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA's commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA's optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to, as applicable, as the "Rules"). If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control. Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute. Nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. Sec. 91 or any similar applicable state law.

               NO WAIVER OF PROVISIONAL REMEDIES, SELF-HELP AND FORECLOSURE. The arbitration requirement does not limit the right of any party to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before during or after the pendency of any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of any party to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in sections (i), (ii) and (iii) of this paragraph.

               ARBITRATOR QUALIFICATIONS AND POWERS. Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00. Any dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations. The arbitrator will be a neutral attorney licensed in the State of Idaho or a neutral retired judge of the state or federal judiciary of Idaho, in either case with a minimum of ten years experience in the substantive law applicable to the subject matter of the dispute to be arbitrated. The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim. In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator's discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication. The arbitrator shall resolve all disputes in accordance with the substantive law of Idaho and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award. The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Idaho Rules of Civil Procedure or other applicable law. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

               DISCOVERY. In any arbitration proceeding discovery will be permitted in accordance with the Rules. All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than 20 days before the hearing date and within 180 days of the filing of the dispute with the AAA. Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party's presentation and that no alternative means for obtaining information is available.

               CLASS PROCEEDINGS AND CONSOLIDATIONS. The resolution of any dispute arising pursuant to the terms of this Agreement shall be determined by a separate arbitration proceeding and such dispute shall not be consolidated with other disputes or included in any class proceeding.

               PAYMENT OF ARBITRATION COSTS AND FEES. The arbitrator shall award all costs and expenses of the arbitration proceeding.

               REAL PROPERTY COLLATERAL. Notwithstanding anything herein to the contrary, no dispute shall be submitted to arbitration if the dispute concerns indebtedness secured directly or indirectly, in whole or in part, by any real property unless (i) the holder of the mortgage, lien or security interest specifically elects in writing to proceed with the arbitration, or (ii) all parties to the arbitration waive any rights or benefits that might accrue to them by virtue of the single action rule statute of Idaho, thereby agreeing that all indebtedness and obligations of the parties, and all mortgages, liens and security interests securing such indebtedness and obligations, shall remain fully valid and enforceable.

               MISCELLANEOUS. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation. If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

                                  MISCELLANEOUS

          AMENDMENTS, ETC. No amendment, modification, termination, or waiver of any provision of any Loan Document to which the Borrower is a party, nor consent to any departure by the Borrower from any Loan Document to which it is a party, shall in any event be effective unless the same shall be in writing and signed by the Bank and Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          NOTICES, ETC. Unless otherwise provided in this Agreement, All notices and other communications provided for under this Agreement and under the other Loan Documents to which the Borrower is a party shall be in writing and either personally served or sent by verified facsimile transmission, overnight delivery service, or regular United States mail, postage prepaid, to Borrower or to Bank as the case may be at the addresses set forth below:

          If to Borrower:     American Ecology Corporation
                              300 East Mallard Drive
                              Suite 300
                              Boise, Idaho 83706
                              Attention: Jim Baumgardner
                              Fax: 208/331-7900

          With a copy to:     Paul M. Boyd, Esq.
                              Stoel Rives
                              101 South Capitol Blvd., Suite 1900
                              Boise, Idaho 83702-5958
                              Fax:  208/389-9040

          If to Bank:         Wells Fargo Bank, National Association
                              Post Office Box 7069
                              Boise, Idaho  83730
                              Attention:  Corporate Banking
                              Fax:  208/393-2472

          With a copy to:     Moffatt, Thomas, Barrett, Rock & Fields, Chartered
                              101 S. Capitol Blvd., 10th Floor
                              P.O. Box 829
                              Boise, Idaho  83701-0829
                              Attention:  David S. Jensen
                              Fax:  208/385-5384

The parties may change the address at which they are to receive notices and other communications hereunder by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Section shall be deemed received on the earlier of the date of confirmed actual receipt or three (3) Business Days after the deposit thereof in the mail.

          NO WAIVER. No failure or delay on the part of the Bank in exercising any right, power, or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy hereunder.

          SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights under any Loan Document to which the Borrower is a party without the prior written consent of the Bank.

          INTEGRATION. This Agreement and the Loan Documents contain the entire agreement between the parties relating to the subject matter hereof and supersede all oral statements and prior writings with respect thereto.

          APPLICATION OF PAYMENTS. Borrower waives the right to direct the application of any and all payments at any time or times hereafter received by Bank on account of the Obligations, and Borrower agrees that Bank shall have the continuing exclusive right to apply and reapply such payments in any manner as Bank may deem advisable, notwithstanding any entry by Bank upon its books.

          CONTINUING WARRANTIES, REPRESENTATIONS AND COVENANTS. Each warranty, representation, and covenant contained in this Agreement shall continue until the Agreement is terminated and all Obligations have been paid or satisfied in full and shall be conclusively presumed to have been relied upon by Bank regardless of any investigation made or information possessed by Bank. The warranties, representations, and covenants set forth herein shall be cumulative and in addition to any and all other warranties, representations, and covenants that Borrower shall give or cause to be given to Bank, either now or hereafter.

          INDEMNITY. The Borrower shall defend, indemnify, and hold the Bank harmless from and against any and all claims, damages, judgments, penalties, costs, and expenses (including attorney fees and court costs now or hereafter arising from the aforesaid enforcement of this clause) arising directly or indirectly from the activities of the Borrower and its Subsidiaries, its predecessors in interest, or third parties with whom it has a contractual relationship, or arising directly or indirectly from the violation of any environmental protection, health, or safety law, whether such claims are asserted by any governmental agency or any other person. This indemnity shall survive termination of this Agreement for a period of five years.

          CHOICE  OF  LAW  AND  VENUE.  This  Agreement  is made in the state of
Idaho, which state the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby. Accordingly, in all respects, this Agreement and the Loan Documents and the obligations arising hereunder and thereunder shall be governed by, and construed in accordance with, the laws of the state of Idaho applicable to contracts made and performed in such state and any applicable law of the United States of America. Each party hereby unconditionally and irrevocably waives, to the fullest extent permitted by law, any claim to assert that the law of any jurisdiction other than the state of Idaho governs this Agreement. All disputes, controversies, or claims arising out of, or in connection with, this Agreement or any Loan Document shall be litigated in any court of competent jurisdiction within the state of Idaho. Each party hereby accepts jurisdiction of such state and agrees to accept service of process as if it were personally served within such state. Each party irrevocably waives, to the fullest extent permitted by law, any objection that the party may now or hereafter have to the jurisdiction of the courts of such state and any claim that any such litigation brought in any such court has been brought in an inconvenient forum.

          SEVERABILITY OF PROVISIONS. Any provision of any Loan Document that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

          HEADINGS. Article and Section headings in the Loan Documents are included in such Loan Documents for the convenience of reference only and shall not constitute a part of the applicable Loan Documents for any other purpose.

          JURY TRIAL WAIVER. THE BANK AND THE BORROWER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM, OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS
AGREEMENT  OR  THE  LOAN  DOCUMENTS.

          DESTRUCTION OF BORROWER'S DOCUMENTS. After notice to Borrower, any documents, schedules, invoices, or other papers delivered to Bank may be destroyed or otherwise disposed of by Bank at any time six (6) months after they are delivered to or received by Bank, unless Borrower requests in writing the return of the said documents, schedules, invoices, or other papers and makes arrangements at Borrower's expense for their return.

          PARTICIPATIONS. With Borrower's consent, which consent shall not be unreasonably withheld, Bank may, at any time, sell to one or more banks, financial institutions or other Persons (each a "Participant") participating interests in the Loans or any other interest of Bank under the Loan Documents. In the event of any such sale by Bank, Bank's obligations to Borrower under this Agreement shall remain unchanged, Bank shall remain solely responsible for the performance thereof, Bank shall remain the holder of the Loans for all purposes under the Loan Documents, and Borrower shall continue to deal solely and directly with Bank in connection with the Bank's rights and obligations under the Loan Documents. If Obligations are due or unpaid, or shall have been declared or shall have become due or unpaid, upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as Bank under this Agreement.

               CONSENT. With Borrower's consent, which consent shall not be unreasonably withheld, Borrower authorizes Bank to disclose to any actual or prospective Participant and/or assignee, any and all financial information in Bank's possession or known to Bank concerning Borrower, its affiliates.

               LEAD LENDER. Notwithstanding any contrary provision of this Section, Bank shall at all times be the lead lender (i.e., the sole party with whom Borrower needs to communicate) with respect to the Loans, and Borrower shall only be required to communicate with Bank. Each Participant that receives confidential information regarding Borrower must agree to use reasonable efforts to keep all information acquired by it in connection with the Loans or Loan Documents and relating to Borrower confidential; provided, however, that such information may be distributed by any Participant (i) pursuant to a court order or a demand made by any governmental agency or authority, or otherwise in connection with litigation or as otherwise required by law, (ii) to such person's consultants or professionals, as necessary, (iii) in connection with a sale or participation of such person's interest in the Loans, and (iv) to regulators in connection with audits.

          EFFECTIVE DATE. This Agreement shall be binding and deemed effective as of the date first written above when executed by Borrower and accepted and executed by Bank.

          COUNTERPARTS. This Agreement may be executed in any number of counterparts and delivered by facsimile transmission. Each counterpart when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

                            [Signature Page Follows]

          IN WITNESS WHEREOF, Borrower has executed this Agreement.

                                        BORROWER:

                                        AMERICAN ECOLOGY CORPORATION

                                        By/s/ James R. Baumgardner
                                          ------------------------
                                          James R. Baumgardner
                                          Senior Vice President and CFO

                      GUARANTORS' CONSENT AND REAFFIRMATION

          Each Guarantor consents to, acknowledges, and accepts the forgoing Agreement. Each Guarantor affirms and ratifies its Continuing and Unconditional Guaranty made by Guarantor for the benefit of Bank (the "Guaranty"), and confirms that the Guaranty remains in full force and effect and binding upon the Guarantor without any setoffs, defenses, or counterclaims of any kind whatsoever.

          Dated as of May 25, 2005.

                                        GUARANTORS:

                                        AMERICAN ECOLOGY SERVICES CORPORATION

                                        By/s/ James R. Baumgardner
                                          ------------------------
                                          James R. Baumgardner
                                          Sr. Vice President and CFO

                                        TEXAS ECOLOGISTS, INC

                                        By/s/ James R. Baumgardner
                                          ------------------------
                                          James R. Baumgardner
                                          Vice President and Treasurer

                                        AMERICAN ECOLOGY RECYCLE CENTER, INC.

                                        By/s/ James R. Baumgardner
                                          ------------------------
                                          James R. Baumgardner
                                          Vice President and Treasurer

                                        AMERICAN ECOLOGY ENVIRONMENTAL SERVICES
                                        CORPORATION

                                        By/s/ James R. Baumgardner
                                          ------------------------
                                          James R. Baumgardner
                                          Vice President and Treasurer

                                        US ECOLOGY, INC.

                                        By/s/ James R. Baumgardner
                                          ------------------------
                                          James R. Baumgardner
                                          Vice President and Treasurer

                                        US ECOLOGY IDAHO, INC.

                                        By/s/ James R. Baumgardner
                                          ------------------------
                                          James R. Baumgardner
                                          Vice President and Treasurer

                                        US ECOLOGY NEVADA, INC.

                                        By/s/ James R. Baumgardner
                                          ------------------------
                                          James R. Baumgardner
                                          Vice President and Treasurer

                                        US ECOLOGY WASHINGTON, INC.

                                        By/s/ James R. Baumgardner
                                          ------------------------
                                          James R. Baumgardner
                                          Vice President and Treasurer

                                        US ECOLOGY TEXAS, L.P.

                                        By/s/ James R. Baumgardner
                                          ------------------------
                                          James R. Baumgardner
                                          Vice President and Treasurer


                                BANK'S ACCEPTANCE

          Accepted and effective as of May 25, 2005, in the State of Idaho.

                                        WELLS FARGO BANK, NATIONAL ASSOCIATION

                                        By/s/ Brian W. Cook
                                          -----------------
                                          Brian W. Cook, Vice President